SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.             )

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GLOBALSCAPE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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GlobalSCAPE, Inc.

4500 Lockhill-Selma Rd, Suite 150

San Antonio, Texas 78249

(210) 308-8267

April 23, 2012

Dear Stockholders:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of GlobalSCAPE, Inc. to be held at GlobalSCAPE’s headquarters, 4500 Lockhill-Selma Road, Suite 150, San Antonio, TX 78249, on Monday, June 4, 2012 at 2:00 p.m. If you cannot attend the annual meeting, you may vote over the Internet or, if you received a paper copy of the proxy materials, you can follow the instructions on the proxy card.

At this year’s annual meeting, the agenda includes the annual election of directors and ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year. Please refer to the proxy statement for detailed information on each of the proposals and the annual meeting.

Every stockholder vote is important. Even if you do not plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote by signing the Proxy Card and mailing it following the instructions on the card. If you prefer, you may vote over the Internet or by telephone following the instructions on your Proxy Card. You may revoke your proxy at any time before it is voted.

Sincerely,

James R. Morris

Chief Executive Officer

GlobalSCAPE, Inc.

4500 Lockhill-Selma Rd, Suite 150

San Antonio, Texas 78249

(210) 308-8267

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 4, 2012

To the Stockholders of GlobalSCAPE, Inc.:

The 2012 Annual Meeting of Stockholders of GlobalSCAPE, Inc. (the “Company”) will be held at the Company’s office located at 4500 Lockhill-Selma Road, Suite 150, San Antonio, Texas 78249, on June 4, 2012, at 2:00 p.m., local time, for the following purposes:

1.	To elect the following two directors to serve for a term of three years:

Thomas W. Brown

James R. Morris

2.	To ratify the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012; and

3.	To transact any other business that may properly come before the meeting or any adjournment thereof, including a motion to adjourn or postpone the meeting.

The foregoing items of business are described more fully in the Proxy Statement accompanying this notice.

The Company’s Board of Directors has fixed the close of business on April 9, 2012 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

By Order of the Board of Directors,

James R. Morris
April 23, 2012	Chief Executive Officer

San Antonio, Texas

Important Notice Regarding Availability of Proxy Materials For Our Annual Meeting of Stockholders to be Held On June 4, 2012

This proxy statement, the accompanying form of proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, including financial statements, are available on the Internet at http://proxydocs.com/gsb.

GlobalSCAPE, Inc.

Proxy Statement

For

Annual Meeting of Stockholders

To Be Held Monday, June 4, 2012

PROXY STATEMENT

General

This proxy statement is furnished in connection with the solicitation by the Board of Directors of GlobalSCAPE, Inc. of proxies from the stockholders of GlobalSCAPE to be used at GlobalSCAPE’s 2012 Annual Meeting of Stockholders. In accordance with Securities and Exchange Commission rules, instead of mailing to stockholders a printed copy of our proxy statement, annual report and other materials relating to the Annual Meeting, we intend to mail to stockholders a Notice of Internet Availability of Proxy Materials, which advises that the proxy materials are available on the Internet. We intend to commence distribution of the Notice of Internet Availability on or about April 23, 2012. Stockholders receiving a Notice of Internet Availability by mail will not receive a printed copy of proxy materials, unless they so request. Instead, the Notice of Internet Availability will instruct stockholders as to how they may access and review proxy materials on the Internet. Stockholders who receive a Notice of Internet Availability by mail who would like to receive a printed copy of our proxy materials, including a proxy card or voting instruction card, should follow the instructions for requesting these materials included in the Notice of Internet Availability.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. If you previously elected to receive our proxy materials electronically, you will continue to receive these materials by e-mail unless you elect otherwise. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

Date, Time, Place of Annual Meeting

GlobalSCAPE’s 2012 Annual Meeting of Stockholders will be held at 2:00 p.m., local time, on June 4, 2012, at GlobalSCAPE’s office at 4500 Lockhill-Selma Road, Suite 150, San Antonio, Texas 78249. GlobalSCAPE’s office is located between N. Loop 1604 and DeZavala Road. If you need directions to our office, please call Reception at (210) 308-8267, ext. 100.

Record Date, Shares Entitled to Vote, Quorum

GlobalSCAPE’s Board of Directors has fixed the close of business on April 9, 2012 as the record date for GlobalSCAPE stockholders entitled to notice of and to vote at the annual meeting. As of the record date, there were 18,691,947 shares of GlobalSCAPE common stock outstanding, which were held by approximately 2,045 holders of record. Stockholders are entitled to one vote for each share of GlobalSCAPE common stock held as of the record date.

The holders of a majority of the outstanding shares of GlobalSCAPE common stock issued and entitled to vote at the annual meeting must be present in person or by proxy to establish a quorum for business to be conducted at the annual meeting. Whether you attend the meeting in person, sign and return the proxy card or vote via the Internet or telephone, your shares will be counted as present at the meeting. Abstentions and broker non-votes are included for purposes of determining whether a quorum is present at the annual meeting. If you own shares through a bank or broker in street name, you may instruct your bank or broker how to vote your shares. A “broker non-vote” occurs when you fail to provide your bank or broker with voting instructions and the bank or broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a routine matter under the New York Stock Exchange rules. Proposal 1 (election of directors) is not considered a routine matter under current New York Stock Exchange rules, so your bank or broker will not have discretionary authority to vote your shares held in street name on those items. A broker non-vote may also occur if your broker fails to vote your shares for any reason. Proposal 2 (ratification of the appointment of our independent registered public accounting firm) is considered a routine matter under the New York Stock Exchange rules, so your bank or broker will have discretionary authority to vote your shares held in street name on that Proposal.

If sufficient votes for approval of the matters to be considered at the annual meeting have not been received prior to the meeting date, GlobalSCAPE may postpone or adjourn the annual meeting in order to solicit additional votes. The form of proxy being solicited by this Proxy Statement provides the authority for the proxy holders, in their discretion, to vote the stockholders’ shares with respect to a postponement or adjournment of the annual meeting. At any postponed or adjourned meeting, proxies received pursuant to this Proxy Statement will be voted in the same manner described in this Proxy Statement with respect to the original meeting.

Stockholders of Record and Beneficial Owners

Many of our stockholders hold their shares through a stockbroker, bank, or other agent rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and access to our proxy materials is being provided directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank, you are considered the beneficial owner of the shares held in “street name.” Access to these proxy materials is being provided by your broker who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for your use.

Attendance and Voting by Proxy

If you are a stockholder whose shares are registered in your name, you may vote your shares by one of the following four methods:

•	Vote in person, you may vote in person at the Annual Meeting. We can give you a proxy card or a ballot when you arrive, if requested.

•	Vote by Internet, by going to the web address, http://www.proxypush.com/gsb, and following the instructions for Internet voting.

•	Vote by Telephone, 866-390-5419.

•	Vote by Mail, by completing, signing, dating, and mailing the proxy card mailed to you in the envelope provided. If you vote by Internet, please do not mail your proxy card.

The deadline for voting electronically through the Internet is 11:59 p.m., Eastern Time, on June 3, 2012. If you vote by mail, your signed proxy card must be received before the annual meeting to be counted at the annual meeting.

If your shares are held in “street name” (through a broker, bank, or other agent), you should have received a separate voting instruction form or you may vote by telephone or on the Internet as instructed by your broker or bank.

PLEASE NOTE THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER AGENT AND YOU WANT TO VOTE AT THE MEETING, YOU MUST FIRST OBTAIN A LEGAL PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER. YOU WILL NOT BE PERMITTED TO VOTE IN PERSON AT THE MEETING WITHOUT THE LEGAL PROXY.

The proxies identified on the back of the proxy card will vote the shares of which you are stockholder of record in accordance with your instructions. If you sign and return your proxy card without giving specific voting instructions, the proxies will vote your shares “FOR” the nominated slate of directors and “FOR” the other proposal. The giving of a proxy will not affect your right to vote in person if you decide to attend the meeting.

If any matters other than those addressed on the proxy card are properly presented for action at the Annual Meeting, the persons named in the proxy card will have the discretion to vote on those matters in their best judgment, unless authorization is withheld.

Revocation of Proxy

Whether you vote by Internet, by telephone, or by mail, you can change or revoke your proxy before it is voted at the meeting by:

•	Submitting a new proxy card bearing a later date;

•	Voting again by the Internet at a later time;

•	Giving written notice before the meeting to our Secretary at the address set forth on the cover of this Proxy Statement stating that you are revoking your proxy; or

•	Attending the meeting and voting your shares in person.

Please note that your attendance at the meeting will not alone serve to revoke your proxy.

Quorum; Vote Requirements

Election of Directors

Directors are elected by a plurality of the votes of the holders of shares of Common Stock present in person or by proxy and entitled to vote on the election of directors. Under Delaware law, votes that are withheld from a director’s election will be counted toward a quorum, but will not affect the outcome of the vote on the election of a director. Abstentions and broker nonvotes will not be taken into account in determining the outcome of the election.

Ratification of Appointment of Independent Registered Public Accounting Firm

With respect to Proposal Two, the ratification of the appointment of the Company’s independent registered public accounting firm, an abstention is treated as entitled to vote and, therefore, has the same effect as voting “against” the proposal. Since this proposal is considered a “routine” matter, brokers will be permitted to vote on behalf of their clients if no voting instructions are furnished.

Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy card will be voted FOR election of each of the director nominees, and the ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2012.

Other Matters

The required vote to approve any matter other than the election of directors is the affirmative vote by the holders of a majority of the total number of shares of Common Stock present in person or by proxy and entitled to vote on the matter.

Important Note Regarding NYSE Rules

If a broker does not receive instructions from the beneficial owner of shares held in street name for certain types of proposals it must indicate on the proxy that it does not have authority to vote such shares (a “broker non-vote”) as to such proposals. Under the rules of the New York Stock Exchange, if your broker does not receive instructions from you, your broker will not be able to vote your shares in the election of directors. Therefore, it is important that you provide voting instructions to your broker.

Solicitation of Proxies

Proxies will be solicited by mail and the Internet. Proxies may also be solicited personally, or by telephone, fax, or other means by the directors, officers, and employees of GlobalSCAPE. Directors, officers, and employees soliciting proxies will receive no extra compensation, but may be reimbursed for related out-of-pocket expenses. GlobalSCAPE will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send the proxy materials to beneficial owners. GlobalSCAPE will, upon request, reimburse these brokerage houses, custodians, and other persons for their reasonable out-of-pocket expenses in doing so. GlobalSCAPE will pay the cost of solicitation of proxies.

PROPOSAL ONE

ELECTION OF DIRECTORS

GlobalSCAPE’s Articles of Incorporation divide the Board of Directors into three classes of directors serving staggered three-year terms, with one class to be elected at each annual meeting of stockholders. At this year’s meeting, two Class III directors are to be elected for a term of three years, to hold office until the expiration of their term in 2015, or until a successor shall have been elected and shall have qualified. The nominees are James R. Morris and Thomas W. Brown. Mr. Morris is currently a Class III director and is our Chief Executive Officer. Mr. Brown is currently a Class III director and Chairman of the Board of Directors.

Assuming the presence of a quorum, the nominees for director who receive the most votes will be elected. The enclosed form of proxy provides a means for stockholders to vote for or to withhold authority to vote for the nominees for director. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder’s proxy are to be voted, such shares will be voted FOR the election of the nominee for director. In determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted and will have no effect.

The Board of Directors recommends a vote “FOR” the election of the nominees to the Board of Directors.

The following table sets forth the name and age of the nominee as of the mailing date of this Proxy Statement, the principal occupation of the nominee during the past five years, and the year he began serving as a director of GlobalSCAPE:

Name	Age
Thomas W. Brown	68	Mr. Brown has been an independent stockbroker and investment advisor in San Antonio since 1995. He entered the securities brokerage business in 1967 after receiving an M.B.A. from Southern Methodist University. In recent years, he has also been involved in the real estate development business in San Antonio in addition to stock and bond investments. Mr. Brown currently serves as a member and Chairman of the Board of Directors of the Company and has served in such capacity since June 2002. Mr. Brown is an experienced investor and our largest stockholder.

James R. Morris	60	For more information, see below under “Executive Officers.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE INDIVIDUALS NOMINATED ABOVE AS DIRECTORS.

Directors with Terms Expiring in 2013 and 2014

The following table sets forth the name and age of each director as of the mailing date of this Proxy Statement, the principal occupation of each director during the past five years and the year each began serving as a director of GlobalSCAPE.

Name	Age
David L. Mann	62	Mr. Mann has been in the real estate development and home building business since his graduation from Southern Methodist University in 1975 where he earned a B.B.A. For the past twenty years, he has worked exclusively in the San Antonio, Texas market. Mr. Mann currently serves as a member of the Board of Directors of GlobalSCAPE and has served in such capacity since June 2002. Mr. Mann has broad business and finance experience and is our second largest stockholder. Mr. Mann’s term as a director of GlobalSCAPE expires in 2014.

Name	Age

Frank M. Morgan	63	Mr. Morgan is currently Executive Director, Cyber Security, for Mantech International’s MCTS Group. From 2005 to 2010, Mr. Morgan served as the Vice President and General Manager of the Information Systems Business Unit, Intelligence Solutions Division, of L-3 Communications Services Group, managing offices in Reston, Virginia, Colorado Springs, Colorado, and San Antonio, Texas. He held a similar position with Titan Corporation from 2001 to 2005 before its acquisition by L-3. From 1996 to 2001, Mr. Morgan worked for BTG, Inc. (acquired by Titan Corp.), a publicly traded software development company and computer security product value-added reseller. As Vice President of federal sales, Mr. Morgan was responsible for marketing security products across the federal government. Mr. Morgan spent 30 years in the Air Force, retiring in 1996 as a Colonel. His assignments included three tours at the Pentagon in both operations and acquisitions. He holds a B.S. in Aeronautical Engineering from the Air Force Academy, a M.S. in Human Resources Management from the University of Utah, and a M.A. in National Security and Strategic Studies from the Naval War College. Mr. Morgan’s business experience, particularly his experience in the software industry and in government sales, provides valuable insight to our board. Mr. Morgan’s term as director of GlobalSCAPE expires in 2013.

Phillip M. Renfro	65	Mr. Renfro is a retired partner of the law firm of Fulbright and Jaworski, L.L.P., where from 1983 to 2005, he was division head of the Corporate, Business, and Banking Section in the firm’s San Antonio, Texas office. Prior to his career in corporate law, from 1980 to 1983, he was President and CEO of Resco International, Inc., an oil field service company. From 2004 to 2009, Mr. Renfro served on the board of Enzon Pharmaceuticals, Inc., a publicly-traded biotech company, where he was also a member of the Audit Committee and the Governance and Nominating Committee. The Company believes that Mr. Renfro’s legal, financial and business experience, including a diversified background of managing and directing companies give him the qualifications and skills to serve as a director. In addition, as a former member of Enzon’s audit committee and as a corporate and securities attorney, Mr. Renfro has extensive financial reporting and corporate governance experience. Mr. Renfro’s term as director of GlobalSCAPE expires in 2013.

Executive Officers

The following table sets forth the name, age, and position of each of our executive officers as of the mailing date of this Proxy Statement and the principal occupation of each executive officer during the past five years.

Name	Age	Position
James R. Morris	60	Chief Executive Officer	Mr. Morris serves as GlobalSCAPE’s Chief Executive Officer. His career includes more than 36 years of innovation and leadership to the fields of information technology, network security, assurance, and operations for software product companies and professional services organizations. Mr. Morris served in military intelligence, the civil service, and in senior executive positions for leading companies, including General Dynamics, Veridian, Trident Data Systems, SecureInfo, and prior to joining GlobalSCAPE in September 2008 as President and Chief Executive Officer, Synteras, a government contracting company from February 2007 to September 2008. He is a recognized expert in the information security industry and has been called upon to serve on numerous industry and government review panels focusing on technology and critical infrastructure matters. Mr. Morris also served as a subject matter expert on network security delegations to the People’s Republic of China and Australia. Published internationally and a frequent keynote speaker and panelist at industry conferences, Mr. Morris also has offered his expert views and perspectives on prime time national news stories of real-world cyber threats.

Craig A. Robinson	48	President and Chief Operating Officer	Mr. Robinson serves as GlobalSCAPE’s President and Chief Operating Officer. He has more than 25 years of experience in operations, information technology, information assurance, and R&D. Mr. Robinson is responsible for integrating and enhancing GlobalSCAPE’s business and technical operations across all functions and markets. He has held executive positions for leading companies including Symantec where he sequentially served in several leadership roles, including VP, Managed Security Services; VP, Solution Delivery; and VP, Worldwide Product Marketing. In addition, he has held senior leadership positions at AXENT Technologies (VP, Operations for consulting subsidiary SNCi), META Security Group (COO and CTO), Trident Data Systems (Commercial President and CIO), and prior to joining GlobalSCAPE as Chief Operating Officer in October 2008, Synteras (General Manager), a government contracting company providing IT consulting services from February 2007 to October 2008. Mr. Robinson became our President in December 2011. His executive experience spans companies ranging from start-ups to multi-billion dollar corporations in the commercial and government sectors. Mr. Robinson holds undergraduate and graduate degrees in engineering, both from Stanford University. He also serves on the Board of Directors of CoreTrace Corporation and is co-author of the reference Secure Internet Practices (Auerbach Publications).

Name	Age	Position
Desiree Smith	48	Controller, Interim Principal Financial and Accounting Officer	Ms. Smith joined GlobalSCAPE in May 2009 and has served as GlobalSCAPE’s Corporate Controller since April 2011 and as Assistant Corporate Controller from May 2009 to March 2011. Since February 2012, Ms. Smith has also served as Interim Principal Financial and Accounting Officer. Ms. Smith is responsible for all financial and accounting aspects of GlobalSCAPE, including presenting and reporting financial information, the preparation and filing of SEC reports including the Form 10-K, Form 10-Q and Form 8-K, as well as managing SOX 404 compliance matters. Prior to joining GlobalSCAPE, Ms. Smith held financial positions of increasing responsibility within the computer software and real estate industries including Kimco Realty Corporation from January 2009 to May 2009 and USAA Real Estate Company from August 2005 to December 2008. Ms. Smith has experience in accounting for mergers and acquisitions, dispositions and consolidations as well as specialized GAAP reporting requirements for computer software companies. Ms. Smith graduated from the University of Texas at San Antonio with a B.B.A. degree in Accounting, and is a Certified Public Accountant in the State of Texas.

William E. Buie	56	Executive Vice President of Sales and Marketing	Mr. Buie has served as GlobalSCAPE’s Executive Vice President of Sales and Marketing since April 2010. Mr. Buie is responsible for GlobalSCAPE’s inbound sales, corporate sales, reseller/channel program, and marketing activities. Before joining GlobalSCAPE, Mr. Buie was the Senior Vice President, Alliance, Channel and Systems Integrator Sales for Fujitsu, a $55 billion global IT services, hardware and software provider, from November 2008 to January 2010. Prior to Fujitsu, from April 2003 to November 2008, Mr. Buie was the Vice President of Global Strategic Partner Sales for Symantec, managing nearly $1 billion in annual revenue representing more than 25% of the company’s annual total revenue. Prior to Symantec, Mr. Buie was the President and COO of Allure Fusion Media, focused on maximizing the company’s pioneering advantage in digital media software. Previously, Mr. Buie was the Executive Vice President of OneChem, Ltd., an application service provider to the chemical industry and before that Mr. Buie served as marketing director for IBM’s Webshare software and as the director of worldwide channel sales for IBM Software. Mr. Buie holds a B.A. degree in Journalism from the University of Missouri and attended Wharton School of Business, Finance for Executives.

Doug Conyers	36	Senior Vice President of Engineering	Mr. Conyers was named as GlobalSCAPE’s Senior Vice President of Engineering in March 2011 and has been employed by GlobalSCAPE since March 2007. Mr. Conyers is responsible for product management, software development, and quality assurance. Prior to joining GlobalSCAPE in March 2007, he held positions as Chief

Name	Age	Position
			Architect, Director of Systems Engineering, and Senior Software Engineer for SecureLogix Corp., an information security company. Before that, he held software engineering positions with both the Southwest Research Institute and Paradigm Simulations. Mr. Conyers has a B.S. in Computer Science from Trinity University.

Mark Perry	49	Vice President, Managed Solutions

Mark Perry joined GlobalSCAPE as Vice President of Managed Solutions in 2010, and is responsible for GlobalSCAPE’s Managed Solutions line of business.

Mr. Perry brings to GlobalSCAPE more than 25 years of experience managing IT professional services, telecommunications, consulting, security, and risk management divisions in large, medium, and small businesses. Before joining GlobalSCAPE, from 2008 until 2010, Mr. Perry was Senior Vice President of Fujitsu’s Enterprise Business Solutions, managing their $300M Americas professional services group, hardware, and software professional services group. Previously, from 2002 to 2008, Mr. Perry was Vice President of Global Consulting Services at Symantec, where he developed the business modeling and professional practice standards for the consulting services division, and partner for the Risk and Advisory Services at KPMG, LLP, where he directed the delivery of information security, privacy, project risk management, audit support, and business continuity services.

			Mr. Perry holds certifications as a Certified Information Systems Security Professional (CISSP) and as a Certified Information Security Manager (CISM).

James L. Bindseil	47	Vice President, Client Support Services	James L. Bindseil joined GlobalSCAPE in 2010 and currently serves as Vice President, Client Support Services. He is responsible for leading the technical support of all GlobalSCAPE product lines as well as the technical delivery of all Managed Solutions.

			Mr. Bindseil has more than 20 years of experience leading and delivering IT professional services and support for all sizes of both domestic and international businesses. Prior to joining GlobalSCAPE, from January 2009 to July 2010, Mr. Bindseil served as Vice President of Solutions Engineering and Marketing for Enterprise Business Services at Fujitsu America. Previously, from July 1999 to December 2008, he was Senior Global Technical Director for the Security Services line of business at Symantec. He also served honorably in the United States Marine Corps.

			Mr. Bindseil graduated with honors from the University of Phoenix with a Bachelor of Arts degree in Management and has an Associate of Arts degree in Mathematics. He also has professional certifications from Hewlett Packard, Cisco
			Systems, and Microsoft, and is a Certified Information Systems Security Professional (CISSP).

Name	Age	Position
Chris A. Hopen	46	President, TappIn

Chris Hopen joined GlobalSCAPE in 2011 and currently serves as President of TappIn. He is responsible for integrating and enhancing TappIn’s business and technical operations across all functions.

Mr. Hopen brings more than 20 years of experience as an engineering leader and technologist in networking and security. Prior to establishing TappIn in May 2009, from 1996 to 2007, Mr. Hopen was the co-founder and Chief Technical Officer for Aventail Corporation, which was acquired by SonicWall (SNWL) in 2007. Mr. Hopen served as VP at SonicWall until June 2008. Mr. Hopen pioneered the SSL-VPN market and technology solution space. His accomplishments include network security-related patents and Internet Engineering Task Force (IETF) publications as well as being named one of the top 50 IT executives in the service provider sector by InfoWorld. Mr. Hopen holds a B.S. in Computer Science, Mathematics and Economics from Western Washington University and actively works with the W.W.U. School of Business and Computer Science Advisory Board.

Board Meetings and Attendance

During the fiscal year ended December 31, 2011, the Board of Directors held eight meetings. Separate from the full Board of Directors’ meetings, there were four Audit Committee meetings, four Compensation Committee meetings and one Nominating and Governance Committee meeting. During 2011, each director attended at least 75% of all Board and applicable Committee meetings except Mr. Mann who attended five of the eight meetings. During 2011, our directors received compensation for service to GlobalSCAPE as a director. See “Executive Compensation – Compensation of Directors.” GlobalSCAPE encourages, but does not require, directors to attend the annual meeting of stockholders. At GlobalSCAPE’s 2011 Annual Meeting, three members of the Board were present.

Board Leadership Structure

The Board believes it is in the best interests of the Company to separate the roles of Chief Executive Officer and Chairman of the Board. This structure ensures a greater role for the directors in the oversight of management of the Company and promotes active participation of the directors in setting meeting agendas and establishing Board priorities and procedures. Further, this structure permits the Chief Executive Officer to focus on the management of the Company’s day-to-day operations.

Board Independence

A majority of the members of the Board of Directors, as well as all members of the Audit, Compensation, and Nominating and Governance Committees, are “independent,” as currently defined by the Securities and Exchange Commission and the listing standards of the NYSE Amex.

Committees of the Board of Directors

GlobalSCAPE has standing Audit, Compensation, and Nominating and Governance Committees.

The Audit Committee is a separately-designated audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee, which consists of Messers Mann, Morgan, and Renfro, met four times during 2011. The Board has determined that Mr. Renfro, as defined by SEC rules, is an audit committee financial expert and he serves as the Audit Committee Chairman. The Audit Committee aids management in the establishment and supervision of our financial controls, evaluates the scope of the annual audit, reviews audit results, makes recommendations to our Board regarding the selection of our independent registered public accounting firm, consults with management and our independent registered public accounting firm prior to the production of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. The Audit Committee Report, which begins on page 27, more fully describes the activities and responsibilities of the Audit Committee.

The Compensation Committee, which consists of Messers Mann, Morgan, and Renfro, met four times during 2011. The Compensation Committee’s role is to establish and oversee GlobalSCAPE’s compensation and benefit plans and policies, administer its stock option plans, and review and approve annually all compensation decisions relating to GlobalSCAPE’s executive officers. In the fourth quarter of each year, the chief executive officer submits to the Compensation Committee his recommendations for salary adjustments and long-term equity incentive awards for the following fiscal year based upon his subjective evaluation of individual performance and his subjective judgment regarding each executive officer’s salary and equity incentives, for each executive officer except himself and the president and chief operating officer. The Compensation Committee reviews and discusses the recommendations and has the sole authority to determine the chief executive officer’s and the president and chief operating officer’s base salary, bonus, and equity incentives. The agenda for meetings of the Compensation Committee is determined by its Chairman, Mr. Mann. At each meeting, the Compensation Committee meets in executive session. The Compensation Committee’s Chairman reports the Committee’s recommendations on executive compensation to the Board. The Company’s personnel support the Compensation Committee in its duties and, along with the chief executive officer, may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants, and agents as it deems necessary to assist in the fulfillment of its responsibilities but has not, in the past, utilized the services of a third-party consultant to review the policies and procedures with respect to executive compensation. The Compensation Committee may engage a third party to provide such services in the future, as it deems necessary or appropriate at the time in question.

The Nominating and Governance Committee, which consists of Messers Mann, Morgan, and Renfro, met once during 2011. The primary function of the Nominating and Governance Committee is to assist the Board in identifying, screening, and recruiting qualified individuals to become Board members and determining the composition of the Board and its committees, including recommending nominees for annual stockholders meetings or to fill vacancies on the Board.

Each of the Board’s committees has a written charter, and copies of the charters are available for review on the Company’s website at www.globalscape.com on the Investor Relations page.

Risk Management

The Company has a risk management program overseen by the principal financial and accounting officer and the president and chief operating officer, both of whom report directly to the chief executive officer. Material risks are identified and prioritized by management, and each prioritized risk is referred to a Board committee or the full Board for oversight. For example, strategic risks are referred to the full Board while financial risks are referred to the Audit Committee. The Board regularly reviews information regarding the Company’s credit, liquidity, and operations, as well as the risks associated with each, and annually reviews the Company’s risk management program as a whole. Also, the Compensation Committee periodically reviews the most important risks to the Company to ensure that compensation programs do not encourage excessive risk taking. While each committee is responsible for specific risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Code of Ethics

GlobalSCAPE has adopted a Code of Ethics that applies to all of its employees, including the chief executive officer and its principal financial and accounting officer. This Code is a statement of GlobalSCAPE’s high standards for ethical behavior, legal compliance, and financial disclosure, and is applicable to all directors, officers, and employees. A copy of the Code of Ethics can be found in its entirety on GlobalSCAPE’s website at www.globalscape.com. Additionally, should there be any changes to, or waivers from, GlobalSCAPE’s Code of Ethics, those changes or waivers will be posted immediately on our website at the address noted above.

Stockholder Communications with Board

The Board of Directors has implemented a process by which stockholders may communicate with the Board of Directors. Any stockholder desiring to communicate with the Board of Directors may do so in writing by sending a letter addressed to The Board of Directors, c/o The Corporate Secretary. The Corporate Secretary has been instructed by the Board to promptly forward communications so received to the members of the Board of Directors.

Nominations

The Nominating and Governance Committee is the standing committee responsible for determining the slate of director nominees for election by stockholders, which the committee recommends for consideration by the Board. All director nominees are approved by the Board prior to annual proxy material preparation and are required to stand for election by stockholders at the next annual meeting. For positions on the Board created by a director’s leaving the Board prior to the expiration of his current term, whether due to death, resignation, or other inability to serve, Article III of the Company’s Amended and Restated Bylaws provides that a director elected by the Board to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

The Nominating and Governance Committee does not currently use any third-party search firm to assist in the identification or evaluation of Board member candidates. The Nominating and Governance Committee may engage a third party to provide such services in the future, as it deems necessary or appropriate at the time in question.

The Nominating and Governance Committee determines the required selection criteria and qualifications of director nominees based upon the needs of the Company at the time nominees are considered. A candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his duties of loyalty and care. Candidates should also exhibit proven leadership capabilities, high integrity, experience with a high level of responsibility within their chosen fields, and have the ability to quickly understand complex principles of, but not limited to, business and finance. Candidates with potential conflicts of interest or who do not meet this criteria will be identified and disqualified. The Nominating and Governance Committee will consider these criteria for nominees identified by the Committee, by stockholders, or through some other source. When current Board members are considered for nomination for reelection, the Nominating and Governance Committee also takes into consideration their prior Board contributions, performance, and meeting attendance records.

The Nominating and Governance Committee will consider qualified candidates for possible nomination that are recommended by stockholders. Stockholders wishing to make such a recommendation may do so by sending the following information to the Nominating and Governance Committee, c/o Corporate Secretary at the address listed above: (1) name of the candidate with brief biographical information and resume; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (3) a signed statement as to the submitting stockholder’s current status as a stockholder and the number of shares currently held. Any such nomination must comply with the advance notice provisions of our Amended and Restated Bylaws. These provisions are summarized under “Stockholder Proposals to be Presented at Next Annual Meeting” on page 28 of this document.

The Nominating and Governance Committee conducts a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other background information. This information is evaluated against the criteria set forth above as well as the specific needs of the Company at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used for further evaluation. The Nominating and Governance Committee uses the same process for evaluating all nominees, regardless of the original source of the information. The Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominating and Governance Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s businesses.

No candidates for director nominations were submitted to the Nominating and Governance Committee by any stockholder in connection with the 2012 Annual Meeting.

Composition of the Board of Directors

The Company believes that its Board as a whole should encompass a range of talent, skill, diversity, experience and expertise enabling it to provide sound guidance with respect to the Company’s operations and business goals. In addition to considering a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of the Company. The Company’s policy is to have at least a majority of its directors qualify as “independent” as determined in accordance with the listing standards of the NYSE Amex, LLC and Rule 10A-3 of the Exchange Act. The Nominating and Governance Committee identifies candidates for election to the Board of Directors; reviews their skills, characteristics and experience; and recommends nominees for director to the Board for approval.

The Nominating and Governance Committee seeks directors with strong reputations and experience in areas relevant to the strategy and operations of the Company, particularly in the high technology industry and complex business and financial dealings. We believe that each nominee and current director has gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management and leadership development. Many of our directors also have experience serving on boards of directors and board committees of other companies, as well as charitable organizations and private companies. The Nominating and Governance Committee also believes that each nominee and current director has other key attributes that are important to an effective board: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of background, experience and thought; and the commitment to devote significant time and energy to service on the Board and its Committees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding ownership of our common stock as of April 9, 2012 by (i) each person known by GlobalSCAPE to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director of GlobalSCAPE, (iii) the President and CEO, (iv) each of the named executive officers of GlobalSCAPE, and (v) all executive officers and directors of GlobalSCAPE as a group. Unless otherwise indicated in the footnotes below, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

Applicable percentage ownership is based on 18,691,947 shares of common stock outstanding at April 9, 2012. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options or restricted stock held by that person that are currently exercisable or will vest or are exercisable within 60 days of April 9, 2012. The address of each beneficial owner listed in the table below is c/o GlobalSCAPE, Inc., 4500 Lockhill-Selma Rd, Suite 150, San Antonio, Texas 78249.

Shares Beneficially Owned
Name of Beneficial Owner	Common Shares Currently Held (# of shares)		Common Shares That May Be Acquired within 60 Days of April 9, 2012 (# of shares)	Total Beneficial Ownership (# of shares)	Percentage of Class
Thomas W. Brown	5,708,103	(1)	80,000	5,788,103	30.97%
David L. Mann	1,886,024		80,000	1,966,024	10.52%
Phillip M. Renfro	54,520		80,000	134,520	*
Frank M. Morgan	34,520		80,000	114,520	*
James R. Morris	160,000		366,000	526,000	2.81%
Desiree Smith	—		13,450	13,450	*
Craig A. Robinson	100,000		366,000	466,000	2.49%
Doug Conyers	7,710		184,600	192,310	*
William E. Buie	74,885		99,000	173,885	*
Chris Hopen	—		—	—	*
Mark Perry	—		30,000	30,000	*
James Bindseil	—		28,050	28,050	*
All directors and executive officers as a group (12 persons)	8,025,762		1,407,100	9,432,862	50.46%

*	Denotes ownership of less than 1%.

(1)	Includes 650 shares owned by Mr. Brown’s spouse. Mr. Brown disclaims beneficial ownership of the shares owned by his spouse.

Equity Compensation Plan Information

The following table gives aggregate information regarding grants under all equity compensation plans of GlobalSCAPE through December 31, 2011.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Available for Future Issuance under Equity Compensation Plans (Excluding securities Reflected in Column (A))
	(A)	(B)	(C)

Equity compensation plans approved by security holders	4,058,320	$1.91	1,753,000

Section 16(a) Beneficial Ownership Reporting Compliance

GlobalSCAPE believes, based solely on its review of the copies of Section 16(a) forms furnished to it and written representations from executive officers and Directors (and its ten percent stockholders), that all Section 16(a) filing requirements were fulfilled on a timely basis except James R. Morris reported on his Form 5 on February 9, 2012 the grant of options to purchase 160,000 shares of common stock at an exercise price of $1.91 per share which should have been reported in the Form 4 filing he made on December 12, 2011 and Chris A. Hopen reported on his Form 5 on February 9, 2012 his becoming President of TappIn, GlobalSCAPE’s wholly-owned subsidiary, and the grant of options to purchase 125,000 shares of common stock at an exercise price of $1.91 per share on December 5, 2011 which should have been reported in a Form 3 filing in December 2011.

In making this disclosure, GlobalSCAPE has relied solely on written representations of its Directors and executive officers (and its ten percent stockholders) and copies of the reports that they have filed with the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions in 2011

Robert Langenbahn, who is one of our Business Development Managers, earned $261,738 in base salary and commissions in 2011. Mr. Langenbahn is the son-in-law of Thomas W. Brown, our Chairman of the Board. Mr. Langenbahn’s compensation plan is the same as all other GlobalSCAPE employees who hold a similar position.

Policy Related to Related-Person Transactions

Our Board of Directors has adopted a formal written related-person transaction approval policy, which sets out GlobalSCAPE’s policies and procedures for the review, approval, or ratification of “related-person transactions”. For these purposes, a “related person” is a director, nominee for director, executive officer, or holder of more than 5% of our common stock, or any immediate family member of any of the foregoing. This policy applies to any financial transaction, arrangement, or relationship or any series of similar financial transactions, arrangements, or relationships in which GlobalSCAPE is a participant and in which a related person has a direct or indirect interest, other than the following:

•	payment of compensation by GlobalSCAPE to a related person for the related person’s service in the capacity or capacities that give rise to the person’s status as a “related person”;

•	transactions available to all employees or all stockholders on the same terms;

•

purchases of supplies from GlobalSCAPE in the ordinary course of business at the same price and on the same terms as offered to our other customers, regardless of whether the transactions are required to be reported in GlobalSCAPE’s filings with the SEC; and

•	transactions, which when aggregated with the amount of all other transactions between the related person and GlobalSCAPE, involve less than $5,000 in a fiscal year.

Our Audit Committee is required to approve any related person transaction subject to this policy before commencement of the related-person transaction, provided that if the related person transaction is identified after it commences, it shall be brought to the Audit Committee for ratification, amendment, or rescission. The chairman of our Audit Committee has the authority to approve or take other actions in respect of any related-person transaction that arises, or first becomes known, between meetings of the audit committee, provided that any action by the Chairman must be reported to our Audit Committee at its next regularly scheduled meeting.

Our Audit Committee will analyze the following factors, in addition to any other factors the members of the Audit Committee deem appropriate, in determining whether to approve a related-person transaction:

•	whether the terms are fair to GlobalSCAPE;

•	whether the transaction is material to GlobalSCAPE;

•	the role the related person has played in arranging the related-person transaction;

•	the structure of the related-person transaction; and

•	the interest of all related persons in the related-person transaction.

Our Audit Committee may, in its sole discretion, approve or deny any related-person transaction. Approval of a related-person transaction may be conditioned upon GlobalSCAPE and the related person following certain procedures designated by the Audit Committee.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

We compensate our management through a combination of base salary, incentive bonuses and long-term equity based awards in the form of stock options and stock awards which are designed to be competitive with those of a group of companies which we have selected for comparative purposes in order to attract and retain our executive officers while also creating incentives which will align executive performance with the long-term interests of our stockholders.

This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers named in the Summary Compensation Table below, whom we sometimes refer to as our named executive officers or NEOs, and places in perspective the data presented in the tables and narrative that follow.

Our Compensation Committee

Our Compensation Committee approves, implements, and monitors all compensation and awards to executive officers including the chief executive officer, chief financial officer, and the other NEOs. The Committee’s membership is determined by the Board of Directors and is composed of three non-management directors. The Committee has the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion. During 2011, the Committee did not delegate any of its responsibilities.

The Committee periodically approves and adopts, or makes recommendations to the Board for, GlobalSCAPE’s compensation decisions (including the approval of grants of stock options to our named executive officers). In the fourth quarter of each year, the chief executive officer submits his recommendations for salary adjustments for the following year and long-term equity incentive awards based upon his subjective evaluation of individual and company performance and his subjective judgment regarding each executive officer’s salary and long-term equity incentives, for each executive officer except himself and the president and chief operating officer, to the Compensation Committee. The Compensation Committee reviews and discusses the recommendations and has the sole authority to determine the chief executive officer’s and the president and chief operating officer’s base salary, bonus, and equity incentives.

The Compensation Committee reviewed all components of compensation for our executive officers, including salary, bonuses, long-term equity incentives, the dollar value to the executive, and cost to GlobalSCAPE of all perquisites and all severance and change of control arrangements. Based on this review, the Compensation Committee determined that the compensation paid to our executive officers reflected our compensation philosophy and objectives.

Compensation Philosophy and Objectives

Our underlying philosophy in the development and administration of GlobalSCAPE’s annual, incentive, and long-term compensation plans is that our compensation system should be designed to attract and retain talented executives while also creating incentives that reward performance and align the interests of our NEOs with those of GlobalSCAPE’s stockholders. Key elements of this philosophy are:

•	Establishing base salaries that are competitive with the companies in our comparative group, within GlobalSCAPE’s budgetary constraints and commensurate with GlobalSCAPE’s salary structure.

•

Rewarding our NEOs for outstanding company-wide performance as reflected by financial measures, such as sales revenue or net income, or other goals, such as the consummation of an acquisition and product delivery as well as customer and employee satisfaction and compliance with regulatory requirements.

•

Providing equity-based incentives for our NEOs to ensure that they are motivated over the long term to respond to GlobalSCAPE’s business challenges and opportunities as owners rather than just as employees.

Attracting and Retaining Executive Talent.

As a small company, we recognize salary is one component in successfully attracting and retaining talented executives who will help our company grow. Being mindful of our budgetary responsibilities, we generally set our base salaries between the 50th and 75th percentile relative to a comparison group consisting of Southwest Regional-based companies with similar common criteria such as number of employees, industry types, and revenue from Salary.com Professional for small businesses survey data. Salary.com Professional includes data from approximately 10,000 organizations and 2,000,000 incumbents representing 60 countries. The survey provides data on base salary, incentives, equity, and total compensation. This allows us to create competitive total compensation packages for our executive team. Annual adjustments are considered and based on the company’s ability to achieve pre-established revenue and profitability goals.

Rewarding Performance.

We reward outstanding performance with cash bonuses that are based on financial measures, such as sales revenue or net income, or other goals, such as the consummation of an acquisition or product delivery. For more information on our bonus program, refer to “Elements of Executive Compensation—Incentive Compensation.”

Aligning Executive and Stockholder Interests.

We believe that equity-based compensation provides an incentive to our NEOs to build value for our Company over the long term and aligns the interests of our NEOs and stockholders. We use stock options because we believe that options will generate value to the recipient only if our stock price increases during the term of the option. The stock options granted to our NEOs vest solely based on the passage of time, other than in the event of a change of control. We believe that time-vested equity awards encourage long-term value creation and executive retention because executives can realize value from such rewards only if they remain employed by us until the awards vest.

Elements of Executive Compensation

The compensation currently paid to GlobalSCAPE’s executive officers consists of three core elements: base salary, bonuses under a performance-based, non-equity incentive plan, and stock option awards granted pursuant to our 2010 Employee Long-Term Equity Incentive Plan, which we refer to as the 2010 Employee Plan, plus other employee benefits available to all employees of GlobalSCAPE. We believe these elements support our underlying philosophy of attracting and retaining talented executives while remaining within our budgetary constraints and also creating cash incentives that reward company-wide and individual performance and aligning the interests of our named executive officers with those of GlobalSCAPE’s stockholders by providing the named executive officers equity-based incentives to ensure motivation over the long term. We view the three core elements of compensation as related but distinct. Although we review total compensation, we do not believe that significant compensation derived from one component should increase or reduce compensation from another component. We determine the appropriate level for each component of compensation separately. We have not adopted any formal or informal policies or guidelines for allocating compensation among long-term incentives and annual base salary and bonuses, between cash and non-cash compensation, or among different forms of non-cash compensation; however, we do consider the age, tenure, and seniority of each named executive officer in making compensation decisions.

GlobalSCAPE does not have any deferred compensation programs or supplemental executive retirement plans and no perquisites are provided to GlobalSCAPE’s executive officers that are not otherwise available to all employees of GlobalSCAPE, and no perquisites are valued in excess of $10,000 per employee.

Base Salary. Being mindful of our budgetary responsibilities, the base salary for all GlobalSCAPE executive officers are targeted between the 50th and 75th percentile of the companies in the Salary.com Professional survey. This enables us to attract and retain the necessary talent a small competitive company needs to grow. This salary structure is reviewed annually to ensure its competitiveness within our peer group. For 2011, the base salaries of our NEOs were in the 47th percentile of the Salary.com group.

Base salaries are reviewed annually. Adjustments are determined during the fourth quarter of each year initially by the chief executive officer with final approval coming from the Compensation Committee. For 2011, base salary increases for Company employees, including NEOs, averaged 3.01%.

Incentive Compensation. The Compensation Committee believes that paying bonuses helps create financial incentives for our named executive officers that are tied directly to goals that best reflect their respective duties and responsibilities or the achievement of certain goals. The Compensation Committee may, at its discretion, increase or decrease bonuses.

During 2011, the bonus opportunity for Messrs. Morris, Robinson and Conyers was specified in their employment contracts and was set at 40% of base salary for Mr. Morris, 50% of base salary for Mr. Robinson and 35% for Mr. Conyers. The objectives for obtaining these bonuses are determined by the Compensation Committee. For 2011, the amount of the payable bonus was determined by the Committee on the basis of the Committee’s subjective assessment of the performance of each of Messrs. Morris, Robinson and Conyers. The Compensation Committee assessed the Company’s performance based upon a number of factors including the Company’s revenue for 2011, introduction of acquisition candidates, introduction of new products and Company morale. The Compensation Committee did not establish any specific quantitative targets which the Company must achieve in order for Messrs. Morris, Robinson and Conyers to be paid their bonuses. On the basis of the Company’s performance during 2011, the Compensation Committee approved payment of $90,000 to Mr. Morris, $102,500 for Mr. Robinson and $56,000 for Mr. Conyers.

During 2011, Mr. Buie’s incentive compensation consisted of commissions of .81 percent of non-internet sales plus .5 percent of internet sales.

The bonus plans for the rest of the management team are determined by the Compensation Committee using the objectives established for the CEO and COO and provide for other individual subjective factors.

Long-Term Equity Incentive Plan. GlobalSCAPE’s 2010 Employee Plan, which was approved by our stockholders in 2010, authorizes us to grant incentive stock options, non-qualified stock options, and shares of restricted stock to our named executive officers, as well as to all employees of GlobalSCAPE. A total of 3,000,000 shares of common stock are reserved for issuance under this plan. We use stock options as a form of long-term compensation because we believe that stock options motivate our executive officers to exert their best efforts on behalf of our stockholders and align the interests of our named executive officers with our stockholders. Vesting is accelerated in certain events described under “Employment Agreements and Potential Payments Upon Termination or Change in Control.”

The purpose of the 2010 Employee Plan is to employ and retain qualified and competent personnel and to promote the growth and success of GlobalSCAPE, which can be accomplished by aligning the long-term interests of the executive officers with those of the stockholders by providing the executive officers an opportunity to acquire an equity interest in GlobalSCAPE. All grants are made with an exercise price equal to the closing price of our common stock on the date of grant. Each of our NEOs was granted options to purchase shares that vest over three years from their hiring dates. At his hiring date, each NEO is eligible to receive new grants at the discretion of the Compensation Committee, but not less often than every 24 months. The amount of additional grants may be up to an additional 100,000 options with the exact number determined at the Compensation Committee’s and the Board’s discretion, and based upon input from the CEO. We do not time stock option grants in coordination with the release of material non-public information.

Other Employee Benefits. GlobalSCAPE’s executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life, and long-term disability insurance, in each case on the same basis as other employees. GlobalSCAPE’s executive officers are also eligible to participate in our 401(k) plan on the same basis as other employees. GlobalSCAPE’s Board of Directors, at its sole discretion, may authorize GlobalSCAPE to match (in part or in whole) the contributions of each employee to the 401(k) plan during a given year; GlobalSCAPE contributions may be in the form of cash.

Impact of Regulatory Requirements

Deductibility of Executive Compensation. In 1993, the federal tax laws were amended to limit the deductions a publicly-held company is allowed for compensation paid to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, amounts paid in excess of $1.0 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to constitute performance-based compensation for purposes of the tax laws, stockholders must approve the performance measures. Since GlobalSCAPE does not anticipate that the compensation for any executive officer will exceed the $1.0 million threshold in the near term, stockholder approval necessary to maintain the tax deductibility of compensation at or above that level is not being requested. We will reconsider this matter if compensation levels approach this threshold, in light of the tax laws then in effect. We will consider ways to maximize the deductibility of executive compensation, while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

Policy on Recovery of Compensation. Our CEO and CFO are required to repay certain bonuses and stock-based compensation they receive if we are required to restate our financial statements as a result of misconduct, as required by Section 304 of the Sarbanes-Oxley Act of 2002. In addition, the employment agreement for the COO stipulates that he is required to repay certain bonuses if we are required to restate our financial statements as a result of misconduct as well.

Risk Considerations in our Compensation Program

During 2011, the Compensation Committee reviewed the Company’s compensation policies and practices in response to current public and regulatory concern about the link between incentive compensation and excessive risk taking by corporations. The committee concluded that the Company’s compensation program does not motivate imprudent risk taking and any risks involved in compensation are not reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Committee determined the following:

•	the Company’s annual incentive compensation is based on balanced performance metrics that promote progress towards longer-term Company goals;

•

the Company’s compensation programs are capped at reasonable levels, as determined by a review of the Company’s budgetary constraints, economic position and prospects, as well as the compensation offered by comparable companies; and

•	the oversight of the Compensation Committee in the operation of incentive plans and the high level of board involvement in approving material investments.

Compensation Committee Report

The Compensation Committee of GlobalSCAPE has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted by the members of the Compensation Committee, which consists of the following directors:

David L. Mann (Chairman)

Frank M. Morgan

Phillip M. Renfro

Summary Compensation Table

The following table sets forth a summary of compensation for the fiscal years ended December 31, 2011 and 2010 that GlobalSCAPE paid to each of its named executive officers.

Name & Principal Position	Year	Salary		Bonus		Option Awards (3)	Non-Equity Incentive Plan Compensation	Total
James R. Morris	2011	$250,000		$90,000		$187,154	$—	$527,154
Chief Executive Officer	2010	$240,384		$100,000		$—	$—	$340,384

Craig Robinson	2011	$225,000		$102,500		$187,154	$—	$514,654
President and Chief Operating Officer	2010	$216,446		$112,500		$—	$—	$328,946

William E. Buie	2011	$175,000		$—		$35,091	$182,774	$392,865
Executive Vice President of Sales and Marketing	2010	$121,154	(1)	$25,000	(2)	$131,100	$107,857	$385,111

Doug Conyers	2011	$160,000		$56,000		$206,003	$—	$422,003
Senior Vice President of Engineering	2010	$146,154		$53,200		$—	$—	$199,354

(1)	Represents the portion of Mr. Buie’s salary from his date of hire, April 12, 2010, through the end of the fiscal year.

(2)	Amount represents the signing bonus earned by Mr. Buie at the inception of his employment.

(3)	These amounts represent the aggregate grant date fair value of option awards for fiscal year 2011 and fiscal year 2010, respectively, calculated in accordance with FASB ASC Topic 718. See note 2 of the notes to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 29, 2012 for a discussion of all assumptions made in the calculation of this amount. These amounts do not represent the actual amounts paid to or realized by the named executive officer for these awards during fiscal years 2011 or 2010. The value as of the grant date for stock options is recognized over the period of service required for the grant to become vested.

Relationship of Salary and Annual Incentive Compensation to Total Compensation

The following table sets forth the relationship of salary and annual incentive compensation to total compensation for the CEO and the remaining NEOs for 2011.

Executive	Percentage of Salary to Total Compensation	Percentage of Annual Cash Incentive Payment to Total Compensation
James R. Morris	47.42%	17.07%
Craig Robinson	43.70%	19.90%
William E. Buie	44.50%	46.52%
Doug Conyers	37.91%	13.27%

Employment Agreements and Potential Payments Upon Termination or Change in Control

GlobalSCAPE has entered into employment agreements with each of our named executive officers pursuant to which each will receive compensation as determined from time to time by the Board in its sole discretion

The employment agreements for Messrs. Morris, Robinson, Conyers and Buie are scheduled to terminate on December 31, 2014. The employment agreement for each of Messrs. Morris and Robinson provides that if his employment with the Company terminates under certain circumstances, the Company will pay him an amount equal to his base salary in effect at the date of termination for eighteen (18) months following the date of termination and, if after a Change in Control, a lump sum equal to 1.5 times his annual base salary. The employment agreements for Messers. Conyers and Buie include a similar provision that will pay him an amount equal to his base salary in effect at the date of termination for twelve (12) months following the date of termination or, if after a Change in Control, his base salary times 1.5 in one lump sum.

A Change in Control occurs under the employment agreements when (a) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner, directly or indirectly, of securities representing 50% or more of the combined voting power of the Company’s then outstanding securities, (b) any person or group shall make a tender offer or an exchange offer for 50% or more of the combined voting power of the Company’s then outstanding securities, (c) at any time during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company cease for any reason to constitute a majority of the board, (d) the Company shall consolidate, merge or exchange securities with any other entity where the stockholders of the Company immediately before the effective time of such transaction do not beneficially own, immediately after the effective time of such transaction, shares or other equity interests entitling such stockholders to a majority of all votes, or (e) any person or group acquires all or substantially all of the Company’s assets.

The employment agreements for Messers. Morris, Robinson, Conyers and Buie contain the following defined terms:

“Cause” means termination upon

•

the continued failure by employee to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to Disability or any such actual or anticipated failure resulting from termination by employee for Good Reason) after a written demand for substantial performance is delivered to employee by the Board, which demand specifically identifies the manner in which the Board believes that employee has not substantially performed his duties;

•	employee engages in conduct which is demonstrably and materially injurious to the Company or any of its affiliates, monetarily or otherwise;

•

employee commits fraud, bribery, embezzlement or other material dishonesty with respect to the business of the Company or any of its affiliates, or the Company discovers that employee has committed any such act in the past with respect to a previous employer;

•	employee is indicted for any felony or any criminal act involving moral turpitude, or the Company discovers that employee has been convicted of any such act in the past;

•	employee commits a breach of any of the covenants, representations, terms or provisions of the employment agreement;

•	employee violates any instructions or policies of the Company with respect to the operation of its business or affairs; or

•	employee uses illegal drugs.

For Messrs Morris, Robinson, Conyers and Buie “Good Reason” means, without the officer’s express written consent, any of the following:

•	the material failure by the Company, without employee’s consent, to pay to employee any portion of his current compensation within ten (10) days of the date any such compensation payment is due; or

•

Employer commits a material breach of any of the covenants, representations, terms or provisions hereof, and such breach is not cured within thirty (30) days after written notice thereof to the Company, which notice shall identify in reasonable detail the nature of the breach and gives Company an opportunity to respond, excluding, however, failure to pay salary within ten (10) days as further provided above;

•	any material diminution of employee’s title, function, duties, authority or responsibilities (including reporting requirements); or

•	a reduction in employee’s salary as in effect on the date of the employment agreement or as may be increased from time to time; or

•	a material reduction in the benefits that are in effect from time to time for employee; or

•	a relocation of the employee’s principal place of employment to a location which is beyond a 50 mile radius from San Antonio, Texas.

If, during the term of the employment agreement for each named executive officer or any extension thereof, an officer’s employment is terminated other than for Cause or Disability, by reason of the officer’s death or Retirement, or by such officer for Good Reason, then such officer will be entitled to receive the following:

•	Morris and Robinson: his annual base salary for a period of 18 months.

•	Conyers and Buie: his annual base salary for a period of 12 months.

If any lump sum payment to a named executive officer would individually or together with any other amounts paid or payable constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and applicable regulations thereunder, the amounts to be paid will be increased so that each named executive officer, as the case may be, will be entitled to receive the amount of compensation provided in his contract after payment of the tax imposed by Section 280G.

In addition, unvested options that have been awarded to our named executive officers will vest upon any change in control.

The table below contains information concerning termination and change in control payments to each of our named executive officers as if the event occurred on December 31, 2011.

Name & Principal Position	Benefit	Before Change in Control Termination Without Cause or for Good Reason	Change of Control (1)	After Change in Control Termination Without Cause or for Good Reason
James R. Morris	Severance	$375,000	$—	$750,000
Chief Executive Officer	Award Acceleration	$—	$53,910	$53,910

Craig Robinson	Severance	$375,000	$—	$750,000
President and Chief Operating Officer	Award Acceleration	$—	$94,710	$94,710

Doug Conyers	Severance	$160,000	$—	$240,000
Senior Vice President of Engineering	Award Acceleration	$—	$39,196	$39,196

William E. Buie	Severance	$175,000	—	$262,500
Executive Vice President of Sales and Marketing	Award Acceleration	$—	$94,500	$94,500

(1)	The amounts on the option acceleration row reflect the intrinsic value of equity awards and are based upon the closing price for a share of our common stock of $1.98 on December 31, 2011 minus the exercise price.

Outstanding Equity Awards at Fiscal-Year End

The table below contains certain information concerning outstanding option awards at December 31, 2011 for our named executive officers.

	OPTION AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Share)	Option Expiration Date
James R. Morris	66,000	34,000	$1.83	10/1/2019
Chief Executive Officer	300,000	—	$1.55	9/2/2018
	—	160,000	$1.91	12/5/2021

Craig Robinson	300,000	—	$1.15	10/6/2018
President and Chief Operating Officer	66,000	34,000	$1.83	10/1/2019
	—	160,000	$1.91	12/5/2021

Doug Conyers	9,900	5,100	$1.47	12/4/2019
Senior Vice President of Engineering	44,550	45,450	$0.85	1/8/2019
	100,000	—	$3.00	4/9/2017
	—	20,000	$2.10	1/3/2021
	—	70,000	$2.60	3/30/2021
	—	50,000	$1.91	12/5/2021

William E. Buie	49,500	100,500	$1.35	4/12/2020
Executive Vice President of Sales and Marketing	—	30,000	$1.91	12/5/2021

Pension Benefits

GlobalSCAPE does not sponsor any pension benefit plans and none of the named executive officers contribute to such a plan.

Non-Qualified Deferred Compensation

GlobalSCAPE does not sponsor any non-qualified defined compensation plans or other non-qualified deferred compensation plans.

Compensation of Directors

The Board of Directors has the authority to determine the amount of compensation to be paid to its members for their services as directors and committee members and to reimburse directors for their expenses incurred in attending meetings.

During 2011, each director received a monthly fee of $4,000. Mr. Brown also receives an additional fee of $1,000 per month for serving as Chairman of the Board of Directors. Employee directors are not compensated for their service as directors.

In addition to the monthly fee, each of our non-employee directors receives a grant of either 20,000 option shares of our common stock or a grant of restricted stock under the GlobalSCAPE, Inc. 2006 Non-Employee Directors Long-Term Equity Incentive Plan, or the 2006 Directors Plan. Under this plan, a maximum of 500,000 shares of GlobalSCAPE common stock may be awarded. At April 4, 2012, options to purchase a total of 160,000 shares were outstanding of which 160,000 were vested, and 80,000 restricted stock awards were outstanding of which 53,420 were vested.

The 2006 Directors Plan is administered by the Compensation Committee of the Board of Directors which sets the exercise price, term, and other conditions applicable to each stock option granted under the Plan. If options, as opposed to restricted stock shares, are awarded, the exercise share price shall be no less than 100% of the fair market value on the date of the award while the option terms and vesting schedules are at the discretion of the Compensation Committee. The 2006 Directors Plan provides that each year, at the first regular meeting of the Board of Directors immediately following GlobalSCAPE’s annual stockholder’s meeting, each non-employee director shall be granted or issued awards of 20,000 share options or 20,000 shares of restricted stock of GlobalSCAPE common stock, for participation in Board and Committee meetings during the previous calendar year. The maximum annual award for any one person is 20,000 share options or shares of restricted stock of GlobalSCAPE common stock. In 2011, the Compensation Committee granted 20,000 shares of restricted stock which vest in June 2012 to each of the directors other than Mr. Morris under this plan.

The following table sets forth a summary of compensation for the fiscal year ended December 31, 2011 that GlobalSCAPE paid to each director. GlobalSCAPE does not sponsor a pension benefits plan, a non-qualified deferred compensation plan or a non-equity incentive plan for our directors; therefore, these columns have been omitted from the following table.

Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation (2)	Total
Thomas W. Brown	$60,000	$43,200	$9,398	$112,598
David L. Mann	$48,000	$43,200	$9,398	$100,598
Frank M. Morgan	$48,000	$43,200	$13,817	$91,200
Phillip M. Renfro	$48,000	$43,200	$13,817	$105,017

(1)	These amounts represent the aggregate grant date fair value of restricted stock awards for fiscal year 2011 calculated in accordance with FASB ASC Topic 718. See note 2 of the notes to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 29, 2012 for a discussion of all assumptions made in the calculation of this amount.

(2)	Consists of premiums on health and dental insurance.

Outstanding Equity Awards at Fiscal-Year End Table

The table below contains certain information concerning outstanding option and stock awards at December 31, 2011 for each of the directors.

Name	Option Awards	Stock Awards
Thomas W. Brown	60,000	20,000
David L. Mann	60,000	20,000
Frank M. Morgan	60,000	20,000
Phillip M. Renfro	60,000	20,000

PROPOSAL TWO

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

GlobalSCAPE’s Audit Committee has selected Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2012. Although stockholder ratification is not required, the Board of Directors has directed that the selection of Grant Thornton LLP be submitted to the stockholders for ratification at the annual meeting. A representative of Grant Thornton LLP will be present at the annual meeting, will have an opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the votes cast is required to ratify the selection of Grant Thornton LLP. In the event the stockholders fail to ratify the appointment, the Board may reconsider its appointment for this year. Even if the appointment is ratified, the Board, in its discretion, may, if circumstances dictate, direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the Company’s and its stockholders’ best interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS GLOBALSCAPE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

PRINCIPAL AUDITOR FEES AND SERVICES

Audit Fees. The aggregate fees billed for professional services rendered by Grant Thornton in connection with their audits of our consolidated financial statements and reviews of the condensed financial statements included in our Quarterly Reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements were $229,950 and $191,871 for Grant Thornton in 2011 and 2010, respectively.

Audit-Related Fees. The aggregate fees paid to Grant Thornton in 2011 for services other than the audit or review of GlobalSCAPE’s financial statements were $22,100. There were no such fees paid in 2010.

All Other Fees. There were no aggregate fees billed for other services, exclusive of the fees disclosed above relating to financial statement audit services, rendered by Grant Thornton during the years ended December 31, 2011 or December 31, 2010.

Consideration of Non-Audit Services Provided by the Independent Auditors. The Audit Committee has considered whether the services provided for non-audit services are compatible with maintaining Grant Thornton’s independence, and has concluded that the independence of such firm has been maintained.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee’s policy is to pre-approve all audit, audit-related and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent auditors are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one or more of its members. Such member(s) must report any decisions to the Audit Committee at the next scheduled meeting.

AUDIT COMMITTEE REPORT

The Audit Committee reviews GlobalSCAPE’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee is responsible for engaging independent auditors to perform an independent audit of GlobalSCAPE’s consolidated financial statements in accordance with generally accepted accounting principles, to perform an independent audit of GlobalSCAPE’s internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, and to issue reports thereon. The Committee reviews and oversees these processes, including oversight of (i) the integrity of GlobalSCAPE’s financial statements, (ii) GlobalSCAPE’s independent auditors’ qualifications and independence, (iii) the performance of GlobalSCAPE’s independent auditors, and (iv) GlobalSCAPE’s compliance with legal and regulatory requirements.

In this context, the Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with GlobalSCAPE’s management.

2.	The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 114, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

3.	The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

4.	Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in GlobalSCAPE’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

This report is submitted by the members of the Audit Committee.

Phillip M. Renfro (Chairman)

David L. Mann

Frank M. Morgan

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices no later than December 25, 2012. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

4500 Lockhill Selma Rd, Suite 150

San Antonio, TX 78249

For a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8, the stockholder must provide the information required by our Bylaws and give timely notice to the Corporate Secretary in accordance with our Bylaws, which, in general require that the notice be received by the Corporate Secretary:

•	Not earlier than the close of business on March 6, 2013; and

•	Not later than the close of business on April 5, 2013.

If the date of the stockholder meeting is moved more than 30 days after the anniversary of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received no later than the 10th day following the date on which a notice of the date of the annual meeting is mailed or the date of the meeting is publicly announced.

AVAILABLE INFORMATION

We are a reporting company under the Securities Exchange Act of 1934, as amended, and file annual, quarterly, and special reports and other information with the SEC. You may read and copy any material that we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain more information about the SEC’s Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains an Internet site that contains all of these reports and other information regarding our company and other issuers that file electronically with the SEC at http://www.sec.gov. We also post links to our SEC filings at our web site at http://www.globalscape.com.

You may request a copy of GlobalSCAPE’s annual, quarterly, and current reports, proxy statements, and other information at no cost, including our annual report on Form 10-K, including financial statements and schedules thereto, for the year ended December 31, 2011, by writing or telephoning GlobalSCAPE at the following address:

Chief Financial Officer

GlobalSCAPE, Inc.

4500 Lockhill Selma, Suite 150

San Antonio, Texas 78249

(210) 308-8267

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matter that will be brought before the annual meeting. However, if any other matter properly comes before the annual meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

By Order of the Board of Directors,

James R. Morris
Chief Executive Officer

April 23, 2012

San Antonio, TX

GLOBALSCAPE, INC. 4500 LOCKHILL SELMA RD, SUITE 150 SAN ANTONIO, TX 78249

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M46072-P20160                        KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

GLOBALSCAPE, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:	☐	☐	☐
1. Election of Directors
Nominees:
01) Thomas W. Brown 02) James R. Morris

					For	Against	Abstain
The Board of Directors recommends you vote FOR proposal 2.
2. To ratify the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.					☐	☐	☐
3. To transact any other business that may properly come before the meeting or any adjournment thereof, including a motion to adjourn or postpone the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

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M46073-P20160

GLOBALSCAPE, INC.

Annual Meeting of Stockholders

June 4, 2012 2:00 PM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints James R. Morris and Desiree Smith, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares of common stock that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of GlobalSCAPE, Inc. (the “Company”) on June 4, 2012, and all adjournments and postponements thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

The shares represented by this proxy will be voted as specified on the reverse side, but if no specification is made, this proxy will be voted FOR the following proposals:

1. To elect the following two Directors to serve for a term of three years: Thomas W. Brown and James R. Morris.

2. To ratify the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

3. To transact any other business that may properly come before the meeting or any adjournment thereof, including a motion to adjourn or postpone the meeting.

The proxies are authorized to vote in their discretion as to all other matters that may come before this meeting and all matters incidental to the conduct of this Meeting. A majority of the proxies or substitutes at the meeting may exercise all the powers granted thereby.

Continued and to be signed on reverse side